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                                                                   Exhibit 10.11


                            THE WNS (HOLDINGS) LTD.
                           2006 INCENTIVE AWARD PLAN


                                   ARTICLE 1.

                                     PURPOSE

         The purpose of the WNS Holdings, Ltd. 2006 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of WNS Holdings, Ltd., a corporation organized under the laws of Jersey (the "Company"), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

                                   ARTICLE 2.

                          DEFINITIONS AND CONSTRUCTION

         Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

         2.1 "ADS" means one American Depositary Share of the Company.

         2.2 "Award" means an Option, a Restricted Share award, a Share Appreciation Right award, a Performance Share award, a Performance Share Unit award, a Share Payment award, a Deferred Share award, a Restricted Share Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

         2.3 "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Change in Control" means and includes each of the following:

                  (a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Warburg Entities, the Company, any subsidiary of the Company, an employee benefit plan maintained by the Company or any subsidiary of the Company or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, any Warburg Entity or the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule



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13d-3 under the Exchange Act) of securities of the Company possessing more than
50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

                  (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) hereof or Section 2.5(c) hereof) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

                           (i) Which results in the Company's voting securities
outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                           (ii) After which no person or group, other than the
Warburg Entities or any affiliate thereof, beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this
Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

                  (d) The Company's shareholders approve a liquidation or dissolution of the Company.

         2.6 "Code" means the Internal Revenue Code of 1986, as amended.

         2.7 "Committee" means the committee of the Board described in Article 12 hereof.

         2.8 "Consultant" means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (c) the



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consultant or adviser is a natural person who has contracted directly with the
Company or any Subsidiary to render such services.

         2.9 "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

         2.10 "Deferred Share" means a right to receive a specified number of Shares or ADSs during specified time periods pursuant to Section 8.4 hereof.

         2.11 "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.

         2.12 "Effective Date" shall have the meaning set forth in Section 13.1 hereof.

         2.13 "Eligible Individual" means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

         2.14 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

         2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.16 "Fair Market Value" means, as of any given date, (a) if the Shares are traded on an exchange, the closing price of a Share as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor or other quotation system, (i) the last sales price of a Share (if the Shares are then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for a Share on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (c) if the Shares are not publicly traded, or with respect to any non-Share based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.

         2.17 "Full Value Award" means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

         2.18 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         2.19 "Independent Director" means a member of the Board who is not an Employee of the Company.

         2.20 "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b) (3) under the Exchange Act, or any successor rule.



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         2.21 "Non-Qualified Option" means an Option that is not intended to be an Incentive Stock Option.

         2.22 "Option" means a right granted to a Participant pursuant to
Article 5 hereof to purchase a specified number of Shares or ADSs at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Option.

         2.23 "Participant" means any Eligible Individual who, as a member of the Board or Employee, has been granted an Award pursuant to the Plan.

         2.24 "Performance-Based Award" means an Award granted to selected Covered Employees which the Committee determines shall be subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

         2.25 "Performance Bonus Award" has the meaning set forth in Section 8.6 hereof.

         2.26 "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes and share-based compensation), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per Share or ADS, and market share, any of which may be measured either in absolute terms by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

         2.27 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

         2.28 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of



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one or more Performance Goals will be measured for the purpose of determining a
Participant's right to, and the payment of, a Performance-Based Award.

         2.29 "Performance Share" means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Shares, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

         2.30 "Performance Share Unit" means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Shares or ADSs, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

         2.31 "Plan" means this WNS Holdings, Ltd. 2006 Incentive Award Plan, as it may be amended from time to time.

         2.32 "Prior Plan" means the WNS Holdings, Ltd., Jersey 2002 Stock Incentive Plan, as such plan may be amended from time to time.

         2.33 "Public Trading Date" means the first date upon which Shares or ADSs are listed (or approved for listing) upon notice of issuance on any United States securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on any United States interdealer quotation system.

         2.34 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

         2.35 "Restricted Shares" means Shares or ADSs awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

         2.36 "Restricted Share Unit" means an Award granted pursuant to Section
8.5 hereof.

         2.37 "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.38 "Share" means an ordinary share of the Company, par value 10 pence per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 11 hereof.

         2.39 "Share Appreciation Right" or "SAR" means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares or ADSs on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

         2.40 "Share Payment" means (a) a payment in the form of Shares or ADSs, or (b) an option or other right to purchase Shares or ADSs, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.3 hereof.



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         2.41 "Subsidiary" means any "subsidiary corporation" as defined in
Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company.

         2.42 "Warburg Entities" means Warburg, Pincus International Partners, L.P., a Delaware limited partnership; Warburg, Pincus Private Equity VIII, L.P., a Delaware limited partnership; Warburg, Pincus Netherlands International Partners 1, C.V., a Commanditaire Ventooschap organized under the laws of the Netherlands; and Warburg, Pincus Netherlands International Partners II, C.V., a Commanditaire Ventooschap organized under the laws of the Netherlands.

                                   ARTICLE 3.

                           SHARES SUBJECT TO THE PLAN

         3.1 Number of Shares and ADSs.

                  (a) Subject to Article 11 and Section 3.1(b), the aggregate number of Shares and ADSs, in the aggregate, which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (x) three million (3,000,000), and (y) any Shares or ADSs which as of the Effective Date are available for issuance under the Prior Plan, and (z) any Shares or ADSs subject to awards under the Prior Plan which terminate, expire, lapse for any reason or are settled in cash on or after the Effective Date. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares and ADSs that may be delivered under the Plan upon the exercise of Incentive Stock Options shall be that number of shares specified in
Section 3.1(a)(x) above.

                  (b) To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash, any Shares or ADSs subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any Shares or ADSs tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not subsequently be available for grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, Shares and ADSs issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares and ADSs available for grant pursuant to this Plan. To the extent that a SAR is exercised for, or settled in, Shares or ADSs, the full number of shares or ADSs subject to such SAR shall be counted for purposes of calculating the aggregate number of Shares and ADSs available for issuance under the Plan as set forth in Section 3.1(a), regardless of the actual number of shares or ADSs issued upon such exercise or settlement. Notwithstanding the provisions of this
Section 3.1(b), no Shares or ADSs may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

         3.2 Shares and ADSs Distributed. Any Shares or ADSs distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or ADSs, treasury Shares or ADSs, or Shares or ADSs purchased on the open market.



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         3.3 Limitation on Number of Shares and ADSs Subject to Awards.
Notwithstanding any provision in the Plan to the contrary, and subject to
Article 11 hereof, the maximum number of Shares and ADSs with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 500,000 and the maximum amount that may be paid in cash with respect to one or more Awards to any one Participant which are not denominated in Shares or ADSs or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $10,000,000, provided, however, that the foregoing limitations shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares or ADSs reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the Shares and ADSs reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of shareholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

                                   ARTICLE 4.

                          ELIGIBILITY AND PARTICIPATION

         4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

         4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

         4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws;
(iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.



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                                   ARTICLE 5.

                                    OPTIONS

         5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (a) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

                  (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                  (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) Shares or ADSs having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares or ADSs that would otherwise be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares or ADSs then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, not later than the settlement of such sale), and the methods by which Shares or ADSs shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of
Section 13(k) of the Exchange Act.

                  (d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

         5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to employees of the Company or any "parent corporation" or "subsidiary corporation" of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.



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                  (a) Dollar Limitation. The aggregate Fair Market Value
(determined as of the time the Option is granted) of all Shares or ADSs with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Options.

                  (b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

                  (c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares or ADSs acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such Shares or ADSs to the Participant.

                  (d) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                  (e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Option.

         5.3 Options Granted to Independent Directors.

                  (a) Grant of Options to Independent Directors. During the term of the Plan, each person who is an Independent Director as of the Public Trading Date shall automatically be granted (1) an Option to purchase 14,000 Shares on the Public Trading Date, and (2) an Option to purchase 7,000 Shares (subject to adjustment as provided in Section 11.1 hereof) on the date of each annual meeting of shareholders after the Public Trading Date at which the Independent Director is reelected to the Board. During the term of the Plan, a person who is initially elected to the Board after the Public Trading Date and who is an Independent Director at the time of such initial election shall automatically be granted (3) an Option to purchase 14,000 Shares (subject to adjustment as provided in Section 11.1 hereof) on the date of such initial election, and (4) an Option to purchase 7,000 Shares (subject to adjustment as provided in Section
11.1 hereof) on the date of each annual meeting of shareholders after such initial election at which the Independent Director is reelected to the Board. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to clause (3) of the preceding sentence, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in clause (4) of the preceding sentence or clause (2) of the first sentence of this Section 5.3(a) as applicable.



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                  (b) Terms of Options Granted to Independent Directors. Options
granted to Independent Directors shall be Non-Qualified Options. The exercise price per Share subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a Share on the date the Option is granted; provided, however, that the exercise price per Share subject to each Option granted to Independent Directors on the Public Trading Date shall equal the initial public offering price per Share. Subject to the grantee's continued status as a Board member, Options granted to Independent Directors shall become exercisable in cumulative equal annual installments of 33 1/3% on each of the first, second and third anniversaries of the date on which the Option is granted. The term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted. Unless otherwise determined by the Board on or after the date of grant of such Option, no portion of an Option granted under Section 5.3(a) above which is unexercisable at the time of an Independent Director's termination of directorship shall thereafter become exercisable.

                                   ARTICLE 6.

                             RESTRICTED SHARE AWARDS

         6.1 Grant of Restricted Shares. The Committee is authorized to make Awards of Restricted Shares to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Shares shall be evidenced by an Award Agreement.

         6.2 Issuance and Restrictions. Subject to Section 10.6, Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

         6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that is at that time subject to restrictions shall be forfeited; provided, however, that except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture conditions relating to Restricted Shares will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Shares.

         6.4 Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares or ADSs are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.



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                                   ARTICLE 7.

                            SHARE APPRECIATION RIGHTS

         7.1 Grant of Share Appreciation Rights.

                  (a) A Share Appreciation Right may be granted to any Participant selected by the Committee. A Share Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

                  (b) A Share Appreciation Right shall entitle the Participant (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of a Share on the date the Share Appreciation Right is exercised over (B) the Fair Market Value of a Share on the date the Share Appreciation Right was granted and (ii) the number of Shares or ADSs with respect to which the Share Appreciation Right is exercised, subject to any limitations the Committee may impose. The Committee shall determine the time or times at which a Share Appreciation Right may be exercised in whole or in part; provided that the term of any Share Appreciation Right granted under the Plan shall not exceed ten years.

         7.2 Payment and Limitations on Exercise.

                  (a) Subject to Section 7.2(b), payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

                  (b) To the extent any payment under Section 7.1(b) is effected in Shares, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

                                   ARTICLE 8.

                              OTHER TYPES OF AWARDS

         8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of Shares or ADSs and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

         8.2 Performance Share Units. Any Participant selected by the Committee may be granted one or more Performance Share Unit awards which shall be denominated in unit equivalent of Shares, ADSs and/or units of value including dollar value of Shares or ADSs and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

         8.3 Share Payments. Any Participant selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of shares or ADSs shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter.

         8.4 Deferred Shares. Any Participant selected by the Committee may be granted an award of Deferred Shares in the manner determined from time to time by the Committee. The number of Deferred Shares shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Shares underlying a Deferred Share award will not be issued until the Deferred Share award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Deferred Share Award has vested and the Shares underlying the Deferred Share Award has been issued.

         8.5 Restricted Share Units. The Committee is authorized to make Awards of Restricted Share Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section
10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to
Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited.

         8.6 Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.

         8.7 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Share Units, Share Payments, Deferred Shares or Restricted Share Units shall be set by the Committee in its discretion.

         8.8 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Share Units, Deferred Shares, Share Payments or Restricted Share Units; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

         8.9 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Share Units, Deferred Shares, Share Payments and Restricted Share Units shall only vest or be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Share Units, Share Payments, Deferred Shares or Restricted Share Units may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or Disability, or otherwise; provided, however, that, to the extent required to preserve tax deductibility under Section 162(m) of the Code, any such provision with respect to Performance Shares or Performance Share Units that are intended to constitute Qualified Performance-Based Compensation shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

         8.10 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

         8.11 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

                                   ARTICLE 9.

                            PERFORMANCE-BASED AWARDS

         9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

         9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered

Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

         9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

         9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

         9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

                                   ARTICLE 10.

                         PROVISIONS APPLICABLE TO AWARDS

         10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

         10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an "incentive stock option" under
Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party (other than the Company or any successor or acquiring entity) for consideration.

         10.4 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         10.5 Share Certificates; Book Entry Procedures.

                  (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares or ADSs pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share and ADS certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share or ADS certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

                  (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares or ADSs issued in connection with any Award and instead such Shares or ADSs shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

         10.6 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares and ADSs available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions. The foregoing notwithstanding, such Awards may vest on an accelerated basis in the event of a Participant's death, disability, or retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 10.6, (i) vesting over a specified period will include periodic vesting over such period, and (ii) a pre-announced period in which service is required as a condition to the grant of any Award may count toward the minimum vesting period required under this Section 10.6, if so determined by the Committee.

         10.7 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

         10.8 Exercise for ADSs. With the consent of the Committee and subject to such terms and conditions as the Committee, in its sole discretion, deems necessary or advisable, an Award may be exercised for ADSs rather than Shares.

                                   ARTICLE 11.

                          CHANGES IN CAPITAL STRUCTURE

         11.1 Adjustments.

                  (a) In the event of any share dividend, share split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or ADSs or the share price of the Shares or ADSs, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

                  (b) In the event of any transaction or event described in
Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                           (i) To provide for either (A) termination of any such
Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

                           (ii) To provide that such Award be assumed by the
successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                           (iii) To make adjustments in the number and type of
Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

                           (iv) To provide that such Award shall be exercisable
or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

                           (v) To provide that the Award cannot vest, be
exercised or become payable after such event.

                  (c) Certain ADS Adjustments. Without limiting the generality of Section 11.1 hereof, in the event that the conversion ratio of ADSs to Shares (currently 1:1) shall be modified by the Company at any time, the Committee shall make such adjustments to the Plan and any Awards outstanding thereunder as it deems appropriate and equitable to reflect such modification of the conversion ratio and preserve the existing economic value of any outstanding Awards.

         11.2 Acceleration Upon a Change in Control. Notwithstanding Section
11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

         11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or ADSs subject to an Award or the grant or exercise price of any Award.

                                   ARTICLE 12.

                                 ADMINISTRATION

         12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an "outside director," within the meaning of
Section 162(m) of the Code, a Non-Employee Director and an "independent director" under the rules of the New York Stock Exchange (or other principal securities market on which Shares or ADSs are traded). The governance of such Committee shall be subject to the charter of the Committee as approved by the Board, or the Company's memorandum and articles of association, as applicable. Any action taken by the Committee shall be valid and effective, regardless of whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise. Notwithstanding the foregoing: (a) the full Board shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by
Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

         12.2 Support for the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

                  (a) Designate Participants to receive Awards;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of Shares or ADSs to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

                  (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, ADSs, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

                  (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

         12.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

         12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

                                   ARTICLE 13.

                          EFFECTIVE AND EXPIRATION DATE

         13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company's shareholders (the "Effective Date"). The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's memorandum and articles of association.

         13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

                                   ARTICLE 14.

                    AMENDMENT, MODIFICATION, AND TERMINATION

         14.1 Amendment, Modification, and Termination. Subject to Section 15.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval shall be required for any amendment to the Plan that (i) increases the number of shares or ADSs available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant or
(iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, (I) no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Award is granted, (II) except as permitted by Article 11 hereof, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price, and (III) except as permitted by Article 11 hereof, no Award may be granted in exchange for the cancellation or surrender of an Option or SAR with a per share exercise price that is greater than the Fair Market Value on the date of such grant or cancellation.

         14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

                                   ARTICLE 15.

                               GENERAL PROVISIONS

         15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

         15.2 No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

         15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares or ADSs otherwise issuable under an Award (or allow the return of Shares or ADSs) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares or ADSs which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such Shares or ADSs were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

         15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

         15.5 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by



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

him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's articles of association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

         15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         15.10 Fractional Shares. No fractional Shares or ADSs shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

         15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

         15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the Shares paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

         15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from
Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.



                           [Signature page to follow]



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

                                    * * * * *



         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of WNS Holdings, Ltd. on ____________ __, 2006.



                                    * * * * *



         I hereby certify that the foregoing Plan was approved by the shareholders of WNS Holdings, Ltd. on ____________ __, 2006.



         Executed on this ____ day of _______________, 2006.



                                             -----------------------------------
                                                     Corporate Secretary

             ADDENDUM TO WNS HOLDINGS LTD 2006 INCENTIVE AWARD PLAN

WNS Holdings Ltd ('WNS Holdings') has issued the WNS Holdings Ltd 2006 Incentive Award Plan ('Plan') to provide an opportunity to eligible participants of the Company and its Subsidiaries worldwide to participate in its share plan scheme.

Section 17(2)(iii) of the Indian Income-tax Act, 1961 ('the Act') provides that the value of any benefit provided by a company to its employees by way of allotment of shares under Employee Stock Option Plan ('ESOP') shall not be taxed as a perquisite if the ESOP is in accordance with the Guidelines issued by the Government of India. The Government of India has under Section 17(2)(iii) of the Act issued Notification No.F.No.142/48/2001-TPL ('the Notification') prescribing guidelines for ESOP.

Clause 4.3 of the Plan empowers the Committee to establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable and to take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Subsidiary companies of WNS Holdings (as defined in clause 2.41 of the Plan and hereinafter referred to as Subsidiary or collectively as Subsidiaries) have eligible participants rendering services in India. To afford beneficial tax treatment to such participants, certain modifications to the Plan by way of this addendum to comply with aforesaid guidelines and regulations are made. The Addendum shall apply to eligible participants of the Subsidiaries of WNS Holdings based/ working in India.

The rules of this India addendum take precedence over other provisions of the Plan, but unless otherwise superseded by terms of the India addendum, the provisions of the Plan shall prevail.

1. The Plan and the Addendum read together shall represent the India Stock Incentive Plan ('ISIP') as envisaged in the aforesaid Notification.

2. The ISIP shall be effective from such date as approved by the Board of directors of the Subsidiary and its shareholders.

3. For the purpose of the ISIP, "Employee" as defined under paragraph 2.14 of the Plan shall mean only the permanent employees of the Subsidiary of WNS Holdings based/ working in India and shall exclude non-employee directors of such a Subsidiary. Further, "Employee" shall exclude an employee who is a promoter or belongs to the promoter group or a director who either by himself or through his relative or through any body corporate, directly or indirectly, holds more than 10% of the outstanding equity shares of such a Subsidiary. The term 'promoter' and 'promoter group' shall have the same meaning as provided in the Notification. The Employees would at the instance of the Subsidiary be granted shares of WNS Holdings under the ISIP.

4. The stock benefits shall be granted to the Employees and directors who are in employment (whether whole-time or not) of the Subsidiary, based on their performance. The total number

                                      A-1

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     of shares reserved for issuance or which otherwise may be acquired under the ISIP will be from and out of the total shares available as mentioned in paragraph 3.1 of the Plan.

5. The shares of the Company would be offered to the employees at 'FMV' as may be appropriately determined by the Committee.

     The 'FMV' of the shares of the Company till such time as the shares are not listed on a recognized stock exchange shall be determined by the Board by applying the following pricing formula:

     o Price at the last round of valuation if there was an externally triggered valuation in the last 12 months

     o If there was no externally triggered valuation in the last 12 months, FMV would be based on a formal exercise by a reputed valuer.

     The 'FMV' of the shares subsequent to the shares of the Company being listed shall be determined as per clause 2.16 of the Plan.

5. The dividends declared in relation to shares allotted to the Employees shall be repatriated to India, if required as per prevailing exchange control laws in India.

6. Shares of WNS Holdings allotted to employees of the Subsidiaries shall not have any lock-in period. However, if on listing of the shares on a recognized stock exchange or otherwise to comply with any regulatory requirement, the shares are required to be held by members of the management of the Company or its subsidiaries for a specified period, then such regulations shall apply.

                                      A-2